Exhibit 99.5

Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-ABF1 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	% Class
A1	Deutsche Bank Trust Co Americas	97,000,000	40%
	648 Grassmere Park Road
	Nashville, TN 37211

	SSB&T Co.	57,822,000	24%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

	Bank of New York/FSA	24,000,000	10%
	One Wall Street
	New York, NY 10286

	DBTCo Americas/DB Frankfurt	29,500,000	12%
	14 Wall Street, 5th Flr
	New York, NY 10005

	Northern Trust	12,080,000	5%
	801 S. Canal C-IN
	Chicago, IL 60607

A IO	Wachovia Securities LLC/Custody	25,613,000	33%
	One New York Plaza
	New York, NY 10292

	Citibank	8,100,000	11%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	SSB&T Co.	29,928,700	39%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

	Mellon Trust of New England NA	11,600,000	15%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

M	Citibank	25,500,000	57%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	LaSalle Bank NA	4,000,000	9%
	135 South LaSalle Street
	Chicago, IL 60603

	Mellon Trust of New England NA	8,000,000	18%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

	JP Morgan Chase Bank	5,164,000	12%
	14201 Dallas Parkway
	Dallas, TX 75254